EXHIBIT 21.1

                          dick clark productions, inc.
                            SUBSIDIARIES & AFFILIATES
                            -------------------------

                           dick clark film group, inc.
                         dick clark presentations, inc.
                         dick clark media archives, inc.
                          dick clark restaurants, inc.
                               C & C Joint Venture
                         dick clark communications, inc.
                         dick clark digital media, inc.
                            Metcalf Restaurants, Inc.
                            Reno Entertainment, Inc.
                    Dick Clark's American Bandstand Club-Reno
                            Buckeye Restaurants, Inc.
                           Hoosier Entertainment, Inc.
                           Kenwood Entertainment, Inc.
                       King of Prussia Entertainment, Inc.
                      dick clark company - nashville, inc.
                           St. Ann Entertainment, Inc.
                                Austin ABG, Ltd.
                            Austin ABG Partners, Inc.
                          ABG Operating (Austin), Inc.
                            Austin Concessions, Inc.
                        Auburn Hills Entertainment, Inc.
                         Schaumburg Entertainment, Inc.
                               Ft. Worth ABG, Ltd.
                             Maybe Productions, Inc.
                        Family Secrets Productions, Inc.
                            Bandstand Holdings, Inc.
                           Matt Jon Productions, Inc.
                               Click Records, Inc.
                               Grapevine ABG, Ltd.
                         ABG Operating (Grapevine), Inc.
                             dc entertainment, inc.
                              CPI Productions, Inc.
                        American Bandstand Records, Inc.
                            Static Productions, Inc.
                                 UTL Productions

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